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                            FUND ACCOUNTING SERVICES
                         SIMMS FUNDS ANNUAL FEE SCHEDULE
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Domestic Equity Funds
----------------------                    NOTE - All schedules subject to change
$30,000 for the first $40 million         depending upon the use of derivatives
1.5 basis point on the next $200 million  -  options, futures, short etc.
1 basis point on the

                                          All fees are billed monthly plus out-
                                          of-pocket expenses, including pricing
                                          service:
International Equity Funds**
--------------------------
(based on portfolio of ADR's)

$31,250 for the first $40 million           $.15  Domestic and Canadian Equities
2 basis points on the next $200 million     $.15  Options
1 basis point on the balance                $.50  Corp/Gov/Agency Bonds
                                            $.80  CMO's
                                            $.50  International Equities and
                                                  Bonds
**Should the International Equity Fund      $.80  Municipal Bonds
begin to invest directly in foreign         $.80  Money Market Instruments
securities, the fee schedule will change    $125  Per fund per month - Mutual
to:                                               Funds
 $39,000 for the first $40 million        Corporate Action Services
 2 basis points on the next $200 million    $2.00 Per equity security per month
 1 basis point on the balance             Manual Security Pricing
                                            $125 per month - greater than 10/day
                                          Factor Services (BondBuyer)
                                            Per CMO -             $1.50/month
                                            Per Mortgage Backed - $0.25/month
                                            Minimum          -    $300/month

                                                             Effective 10/1/2002